                                                                   Exhibit 10.26

                                                           EXECUTION COUNTERPART

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                               SERVICING AGREEMENT

                                      among

                         FINANCIAL PACIFIC LEASING, LLC,A
                                  as Servicer,

                       FINANCIAL PACIFIC FUNDING II, LLC,
                                  as Borrower,

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                   as Collateral Agent and as Backup Servicer,

                                       and

                          WESTSIDE FUNDING CORPORATION,
                                    as Lender

                          Dated as of December 14, 2001

================================================================================


                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   Definitions

                                   ARTICLE II
                                  The Servicer

Section 2.01.  Representations and Warranties of Servicer................................................   2

Section 2.02.  Indemnities of Servicer...................................................................   3

Section 2.03.  Merger or Consolidation of, or Assumption of the Obligations of, Servicer or
               Backup Servicer...........................................................................   4

Section 2.04.  Servicer and Backup Servicer Not to Resign................................................   5

Section 2.05.  Representations and Warranties of Backup Servicer.........................................   6

                                   ARTICLE III
                    Administration and Servicing of Contracts

Section 3.01.  Duties of Servicer........................................................................   6

Section 3.02.  Collection and Allocation of Contract Payments............................................   7

Section 3.03.  Realization Upon Contracts................................................................   7

Section 3.04.  Physical Damage Insurance; Other Insurance................................................   7

Section 3.05.  Maintenance of Security Interests in Equipment............................................   8

Section 3.06.  Additional Covenants of Servicer..........................................................   8

Section 3.07.  Purchase of Contracts Upon Breach.........................................................   8

Section 3.08.  Servicing Fee.............................................................................   9

Section 3.09.  Servicer's Certificate....................................................................   9

Section 3.10.  Annual Statement as to Compliance; Notice of Default......................................   9

Section 3.11.  Independent Certified Public Accountant's Report..........................................  10

Section 3.12.  Servicer Expenses.........................................................................  10

Section 3.13.  Treatment of Borrower.....................................................................  11

Section 3.14.  Access to Records, etc....................................................................  11

Section 3.15.  Data Report...............................................................................  11

Section 3.16.  Employee Dishonesty Policy................................................................  12

Section 3.17.  Sub-Servicer..............................................................................  12

Section 3.18.  Amendment to Guidelines...................................................................  12

                                   ARTICLE IV
                              accounts; collections

Section 4.01.  Accounts..................................................................................  13

Section 4.02.  Collections...............................................................................  13

                               -i-                           Servicing Agreement

Section 4.03.  Application of Collections................................................................  14

Section 4.04.  Servicer Advances.........................................................................  14

                                    ARTICLE V
                                TERMINATION; TERM

Section 5.01.  Termination of Servicer...................................................................  14

Section 5.02.  Appointment of Successor Servicer.........................................................  15

Section 5.03.  Servicer's Term...........................................................................  17

Section 5.04.  Back-up Servicer as Servicer..............................................................  17

                                   ARTICLE VI
                            Miscellaneous Provisions

Section 6.01.  Termination...............................................................................  17

Section 6.02.  Amendments................................................................................  18

Section 6.03.  Governing Law.............................................................................  18

Section 6.04.  Notices...................................................................................  18

Section 6.05.  Severability of Provisions................................................................  19

Section 6.06.  Binding Effect............................................................................  19

Section 6.07.  Headings and Captions.....................................................................  19

Section 6.08.  Legal Holidays............................................................................  19

Section 6.09.  Security for the Loan.....................................................................  19

Section 6.10.  No Servicing Assignment...................................................................  19

Section 6.11.  Third-Party Beneficiaries.................................................................  19

Section 6.12.  SUBMISSION TO JURISDICTION; WAIVERS.......................................................  19

Section 6.13.  WAIVER OF JURY TRIAL......................................................................  20

Section 6.14.  No Proceedings............................................................................  20

Section 6.15.  Counterparts..............................................................................  20

Signature Page                                                                                             28


                                      -ii-                   Servicing Agreement

                               SERVICING AGREEMENT

         This SERVICING AGREEMENT ("Agreement"), dated as of December 14, 2001, is by and among Financial Pacific Leasing, LLC, a Washington limited liability company, as Servicer ("FinPac" or the "Servicer"), Financial Pacific Funding II, LLC, a Delaware limited liability company, as Borrower (the "Borrower"), Wells Fargo Bank Minnesota, National Association, as Collateral Agent (in such capacity, the "Collateral Agent") and as Backup Servicer (in such capacity, the "Backup Servicer"), and Westside Funding Corporation, a Delaware corporation, as Lender (the "Lender").

                              PRELIMINARY STATEMENT

         The Borrower has entered into a Warehouse and Security Agreement, dated as of December 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), with the Collateral Agent, the Securities Intermediary, Financial Pacific Company, solely for the purpose of Section 7.05 thereof, the Lender and the Servicer, pursuant to which the Lender, subject to the terms and conditions of the Loan Agreement, may from time to time, make Advances to the Borrower.

         The Borrower and FinPac have entered into an Acquisition Agreement, dated as of December 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Acquisition Agreement"), providing for, among other things, the sale, from time to time, by FinPac to the Borrower of all of FinPac's right, title and interest in and to certain Collateral which the Borrower is and will be pledging to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty pursuant to the Loan Agreement.

         In addition, the Borrower is pledging to the Collateral Agent, among other things, all of the Borrower's rights derived under this Agreement and the Acquisition Agreement, and the Servicer agrees that all covenants and agreements made by the Servicer herein with respect to the Collateral shall also be for the benefit of the Lender, the Hedge Counterparty and the Collateral Agent. For their services under this Agreement, the Servicer, the Backup Servicer and the Collateral Agent will receive the compensation described herein or in the Loan Agreement.

                                   ARTICLE I

                                  DEFINITIONS

         Whenever used in this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A to the Loan Agreement. Any and all terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined in Appendix A to the Loan Agreement.

                                                             Servicing Agreement

                                   ARTICLE II

                                  THE SERVICER

         Section 2.01. Representations and Warranties of Servicer. The initial Servicer makes the following representations and warranties to the Notice Parties, on which representations and warranties the Lender shall rely in making the Advances. The representations and warranties speak as of the execution and delivery of this Agreement, the Closing Date and each Funding Date (unless a different date is specified) and shall survive the date hereof and thereof:

         (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Washington, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to service the Contracts as provided herein.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which its ownership or lease of property or the conduct of its business (including the servicing of the Contracts as required by this Agreement) shall require such qualifications, licenses and approvals and where the failure to so qualify (or to obtain such licenses or approvals) could reasonably be expected to result in a Material Adverse Effect.

         (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement has been duly authorized by the Servicer by all necessary action.

         (d) Binding Obligation. This Agreement and each other Loan Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally, and by general equitable principles.

         (e) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not (A) conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or operating agreement of the Servicer; (B) conflict with, result in any material breach of any of the terms and provisions of, or constitute a default under, any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject; (C) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument; or (D) violate any law, order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the

                                       2                     Servicing Agreement

Servicer or its properties, which, in the case of clause (D), could reasonably be expected to result in a Material Adverse Effect.

         (f) No Proceedings. Except as set forth on Exhibit P to the Loan Agreement, there are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (A) asserting the invalidity of this Agreement or the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Loan Documents, or (C) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

         (g) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required to be obtained by the Servicer in connection with the execution and delivery of this Agreement have been or will be taken or obtained, and will be in full force and effect, on or prior to the Closing Date where the failure to take or obtain the same could be reasonably likely to have a Material Adverse Effect.

         (h) Financial Position. (A) The consolidated balance sheets of Financial Pacific Company as at December 31, 2000, and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, independent certified public accountants, and the unaudited consolidating balance sheets of the initial Servicer and its consolidated subsidiaries as at March 31, 2001, June 30, 2001, and September 30, 2001 and the related consolidating statements of income and shareholders' equity of Financial Pacific Company and its consolidated subsidiaries for the fiscal quarters then ended, copies of which have been furnished to the Lender, fairly present in all material respects the consolidated financial position of Financial Pacific Company and its consolidated subsidiaries as at such dates and the consolidated results of the operations of Financial Pacific Company and its consolidated subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, and (B) since December 31, 2000 there has been no material adverse change in any such financial position, business or operations.

         (i) Accurate Reports. No Servicer's Certificate, Data Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in each case in writing, by or on behalf of the Servicer to the Lender, pursuant to this Agreement or any other Loan Document was inaccurate in any material respect as of the date it was dated or as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         (j) Servicer's Records. The Borrower is identified as "Lessor No. 5," in the records, software and reports of the Servicer in accordance with Section
II.1 of the Lock-Box Agreement.

         Section 2.02. Indemnities of Servicer.

                                       3                     Servicing Agreement

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder, under any other Loan Document or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all liabilities, losses, damages, judgments, costs and expenses of any kind awarded against or incurred by any of them arising out of or resulting from (i) any representation or warranty made by the Servicer under or in connection with any Loan Document, any Servicer's Certificate or Data Report or any other written information or report delivered by or on behalf of the Servicer pursuant hereto or thereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, or (ii) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Contracts or the related Collateral, or
(iii) the failure of the Servicer to perform its duties or obligations in accordance with this Agreement or any other Loan Document, excluding, however,
(a) liabilities, losses, damages, judgments, costs and expenses to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for Defaulted Contracts and (c) any tax upon or measured by net income of any Indemnified Party.

         (b) Collateral Agent. The initial Servicer shall indemnify, defend, and hold harmless the Collateral Agent from and against all reasonable costs, reasonable expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of its duties contained in this Agreement and the other Loan Documents except to the extent that such loss, liability, claim, damage, or expense shall have been incurred by reason of the Collateral Agent's willful misfeasance or gross negligence.

         (c) Termination or Expiration of Term. For purposes of this Section, in the event of the termination of the rights and obligations of a Servicer (or any successor thereto pursuant to Section 2.03) as Servicer pursuant to Section 5.01 of this Agreement or Section 9.01 of the Loan Agreement, a resignation by such Servicer pursuant to this Agreement, or the expiration of the Servicer's term pursuant to Section 5.03 of this Agreement, such Servicer shall be deemed to be the Servicer pending the assumption by a successor Servicer of the Servicer's duties pursuant to Section 5.02 of this Agreement. The provisions of this
Section 2.02(c) shall in no way affect the survival pursuant to Section 2.02(d) of the indemnification by the Servicer provided under this Section 2.02.

         (d) Survival. The provisions of this Section 2.02 shall survive the termination of this Agreement and the other Loan Documents, and the resignation or removal of the Collateral Agent, and shall include reasonable fees and expenses of outside counsel and expenses of litigation.

         Section 2.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Backup Servicer. (a) The initial Servicer shall not merge or consolidate with or into, or (except for transfers of Contracts and related assets in the ordinary course of its business), in one transaction or a series of transactions, sell, assign or otherwise transfer all or substantially all of its assets or controlling membership interests to, any other Person, unless (i) either (A) such transaction is a merger or consolidation and the Servicer is the surviving limited liability company or (B) on or prior to the effectiveness of such transaction, the surviving entity or transferee shall execute an agreement of assumption to perform every obligation of the Servicer hereunder, which agreement shall be satisfactory in form and substance to the Lender, (ii)

                                       4                     Servicing Agreement
immediately after giving effect to such transaction, no Default shall have occurred and be continuing or would reasonably be expected to occur as a result of such transaction, (iii) the Servicer shall have delivered to the Lender an Officers' Certificate stating that such consolidation, merger, sale, assignment or transfer and such agreement of assumption comply with this Section 2.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iv) the Servicer shall have delivered to the Lender an Opinion of Counsel stating that such agreement of assumption is legal, valid, binding and enforceable in accordance with its terms and either
(A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed and all other actions have been taken which are necessary fully to preserve and continue the validity, perfection and priority of the Collateral Agent's interest in the Contracts and reciting the details of such filings and other actions, or (B) stating that, in the opinion of such counsel, no such filing or other action shall be necessary to preserve and continue the validity, perfection and priority of such interest. Nothing in this Section 2.03 shall be deemed to release the Servicer from any of its obligations as such.

         (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Backup Servicer substantially as a whole, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Backup Servicer from any obligation.

         Section 2.04. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 2.03, neither the Servicer nor the Backup Servicer may resign from the obligations and duties hereby imposed on it as Servicer or Backup Servicer, as the case may be, under this Agreement except upon determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Lender does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or does not elect to delegate those duties to another Person. Notice of resignation of the Servicer or the Backup Servicer, as the case may be, as a result of a determination as set forth in the immediately preceding sentence shall be communicated to the Notice Parties at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to and reasonably satisfactory to the Lender concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until a successor servicer acceptable to the Lender shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 5.02 of this Agreement. No resignation of the Backup Servicer shall become effective until an entity reasonably acceptable to the Lender shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that if no such entity shall have assumed such responsibilities and obligations of the Backup Servicer within 30 days of the resignation of the Backup Servicer, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor to the Backup Servicer acceptable to the Lender.

                                       5                     Servicing Agreement

         Section 2.05. Representations and Warranties of Backup Servicer. The Backup Servicer makes the following representations and warranties on which the Borrower and the other Notice Parties shall rely:

                  (i) The Backup Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The Backup Servicer has full corporate power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                  (iii) This Agreement has been duly executed and delivered by the Backup Servicer and constitutes a legal, valid and binding obligation of the Backup Servicer in accordance with its terms.

                                  ARTICLE III

                    ADMINISTRATION AND SERVICING OF CONTRACTS

         Section 3.01. Duties of Servicer. The Servicer (on behalf of the Borrower and the Lender) shall manage, service, administer and make collections on the Contracts with reasonable care and diligence in accordance with applicable laws, rules and regulations and with the Collection Guidelines, using that degree of skill and attention that the Servicer exercises with respect to all comparable equipment leases that it services for itself or others. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Customers on such Contracts, investigating delinquencies, sending payment invoices to Customers, reporting tax information to Customers, accounting for collections, furnishing monthly and annual statements to the Lender with respect to distributions, and making Servicer Advances, if required, pursuant to Section 4.04. Subject to the foregoing provisions of this Section 3.01, the Servicer shall follow its currently employed standards, policies and procedures or such other standards, policies and procedures as the Servicer employs in the future consistent with the business practice of other servicers in the industry servicing similar Contracts, in performing its duties as Servicer. Without limiting the generality of the foregoing, and subject to the servicing standards set forth in this Agreement, the Servicer is authorized and empowered by the Lender to execute and deliver, on behalf of itself and the Lender or either of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Contracts or to the Equipment securing, or otherwise subject to, such Contracts. If the Servicer shall commence a legal proceeding to enforce a Contract, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Contract to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce such Contract, unless the Lender shall waive the enforcement of such Contract by the Servicer, then the Borrower shall, at the Servicer's expense and direction, and subject to obtaining such indemnity as the Lender (or the Borrower, as applicable) may reasonably require, take steps to enforce such Contract, including bringing suit in its own name. The Servicer shall prepare and furnish, and the Borrower shall execute, any powers of attorney and other documents reasonably necessary or

                                       6                     Servicing Agreement
appropriate from time to time to enable the Servicer to carry out its servicing and administrative duties hereunder.

         Section 3.02. Collection and Allocation of Contract Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and, subject to Section 3.01, shall follow such collection procedures as it follows with respect to all comparable equipment leases that it services for itself or others. The Servicer will be responsible for identifying payments received from the Customers and (i) transferring such payments to the Lock-Box Account within two Business Days of receipt or (ii) if such payments were received in a post office box subject to a Lock-Box Agreement, causing the related Lock-Box Bank to transfer such payments into a related Lock-Box Account that is subject to a Lock-Box Agreement as described in Section 4.02. The Servicer, for so long as FinPac is the Servicer, may grant extensions or other modifications on a Contract; provided that such extensions or other modifications are consistent with the Collection Guidelines. If the Servicer is not FinPac, the Servicer may not make any extension or other modification on a Contract without the prior written consent of the Lender. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Contract, consistent with the Collection Guidelines. The Servicer shall not agree to any reduction of the interest rate on any Contract (except as required by law if the related Customer is the subject of an Event of Bankruptcy) or of the amount of any Scheduled Payment on Contracts, or reduce the Implicit Principal Balance of any Contract (except for actual payments of principal received), unless such modifications are consistent with the Collection Guidelines. Notwithstanding anything to the contrary contained in this Section 3.02, the average of the Modification Ratios for the three most recently ended Collection Periods shall not exceed 0.35%.

         Section 3.03. Realization Upon Contracts. The Servicer (on behalf of the Borrower and the Lender (to the extent provided herein)) shall use all reasonable efforts, consistent with its customary servicing procedures and to the extent permissible in accordance with the Contracts and under applicable law, to repossess or otherwise convert the ownership of the Equipment securing, or that is the subject of, any Contract that is in default as to which the Servicer shall have determined eventual payment in full is unlikely. In connection therewith, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment lease contracts that are in default, which may include selling the Equipment at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Equipment unless it shall determine in its reasonable discretion that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Contract by an amount greater than the amount of such expenses. To the extent provided in this Agreement, the Servicer shall be entitled to net its reasonable and customary costs and expenses incurred in connection with the repossession and disposition of Equipment from the liquidation proceeds related thereto.

         Section 3.04. Physical Damage Insurance; Other Insurance. (a) The initial Servicer, in accordance with its customary servicing procedures, shall verify that each item of Equipment continues to be covered by a policy of insurance insuring against loss and damage due to fire,

                                       7                     Servicing Agreement
theft, collision and, in the case of Equipment that is a titled vehicle, against other risks generally covered by liability coverage.

         (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the insurance policies referred to in Section 3.04(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Lender, shall take all such reasonable action as shall be necessary to permit recovery under any of the foregoing insurance policies. Any amounts collected by the Servicer under any of the foregoing insurance policies, shall be deposited in the Lock-Box Account pursuant to Section 3.02. The parties hereto acknowledge that the Servicer shall not be required to force place any insurance coverage. In addition to such insurance maintained by the Customers with respect to the Equipment, the initial Servicer shall maintain, among other policies, a general liability insurance policy in the aggregate amount of $2,000,000 and an excess liability insurance policy in umbrella form in the aggregate amount of $4,000,000 for a total of $6,000,000 of liability insurance. Each of such policies shall be maintained by the initial Servicer in full force and effect and shall cover all Equipment. All premiums in respect of such policies shall be paid by the initial Servicer from its own funds. The Collateral Agent, the Secured Parties, and the Borrower shall be named as additional insureds on such liability policies.

         Section 3.05. Maintenance of Security Interests in Equipment. The Servicer and the Borrower shall take such steps as are required by applicable law to maintain perfection of (i) the security interest created by each Contract in the related Equipment and (ii) the interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral created by the Loan Agreement, including but not limited to obtaining the execution by the Customers and the recording, registering, filing, re-recording, re-registering and refiling of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by Customers under the respective Contracts, FinPac under the Acquisition Agreement and the Borrower under the Loan Agreement. The Collateral Agent, the Lender and the Borrower hereby authorize the Servicer to take such steps as are necessary to re-perfect or continue the perfection of such security interest of FinPac on behalf of the Collateral Agent and the Secured Parties in the event of the relocation of a Customer or for any other reason.

         Section 3.06. Additional Covenants of Servicer. The Servicer shall not release the Equipment securing any Contract from the security interest granted by such Contract in whole or in part except in the event of payment in full by the Customer thereunder or repossession, nor shall the Servicer impair the rights of the Collateral Agent, for the benefit of the Secured Parties, in such Contracts, nor shall the Servicer amend a Contract, except that extensions or other modifications may be granted in accordance with Section 3.02.

         Section 3.07. Purchase of Contracts Upon Breach. The Servicer or the Collateral Agent shall inform the other such party and the Notice Parties promptly, in writing, upon the discovery (or, in the case of the Collateral Agent, upon the actual knowledge of any Collateral Agent Officer) of any material breach by the Servicer of its obligations under Section 3.04, 3.05 or
3.06. With respect to breaches pursuant to Section 3.04, 3.05 or 3.06, unless such breach shall have been cured by the last day of the first Collection Period commencing after the Servicer's receipt of written notice of such breach or the Servicer's actual knowledge of such breach,

                                       8                     Servicing Agreement
whichever is earlier (or, at the Servicer's election, the last day of the current Collection Period), the initial Servicer shall purchase from the Borrower any Contract with respect to which the interest of any Secured Party is materially and adversely affected by such breach on such last day of such first Collection Period. In consideration of the purchase of a Contract pursuant to this Section, the initial Servicer shall remit the Release Price in the manner specified in Section 3.02. For purposes of this Section 3.07, the Release Price with respect to a Contract shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Servicer Advances on the Contract. If the initial Servicer complies in a timely manner with its repurchase obligation pursuant to this Section 3.07, then notwithstanding anything to the contrary in this Agreement or any other Loan Document, the sole remedy of the Collateral Agent or the Lender with respect to a breach pursuant to Section 3.04, 3.05 or 3.06 shall be to require the initial Servicer to repurchase Contracts pursuant to this Section 3.07.

         Section 3.08. Servicing Fee. The Servicing Fee for a Payment Date shall equal the product of (i) one-twelfth of the Servicing Rate and (ii) the Aggregate Implicit Principal Balance of all Contracts as of the opening of business on the first day of the related Collection Period. The Servicing Fee shall also include all late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Contracts collected (from whatever source) by the Servicer on the Contracts.

         Section 3.09. Servicer's Certificate. On each Determination Date prior to 2:00 p.m. New York, New York time, the Servicer shall deliver to the Notice Parties and the Borrower a Servicer's Certificate containing all information necessary to make the distributions pursuant to Section 3.03(b) of the Loan Agreement (including information regarding all releases and substitutions of Contracts, and the amount of all Servicer Advances, for the Collection Period preceding the date of such Servicer's Certificate) and the other information specified in Exhibit 3.09. Contracts to be purchased by the Servicer or to be purchased by FinPac shall be identified by the Servicer by account number and by Customer's name with respect to such Contract (as specified in Schedule I to the relevant Assignment). No later than 30 calendar days following the delivery of the second Servicer's Certificate delivered hereunder, the Servicer shall provide to the Notice Parties a confirmation of the first and second Servicer's Certificates from independent auditors reasonably acceptable to the Lender.

         Section 3.10. Annual Statement as to Compliance; Notice of Default. (a) The initial Servicer shall deliver to the Notice Parties, on or before April 30 of each year beginning April 30, 2003, an Officer's Certificate, dated as of December 31 of the preceding fiscal year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period and of its performance under this Agreement has been made under the supervision of the officer signing such Officer's Certificate and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Notice Parties, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days after obtaining such knowledge, written notice in an Officer's Certificate of any Default, Funding Termination Event or an Event of Default under Section
8.01 of the Loan Agreement.

                                       9                     Servicing Agreement

         Section 3.11. Independent Certified Public Accountant's Report. (a) The initial Servicer shall cause a firm of nationally-recognized certified public accountants (which shall be one of the "Big 5" accounting firms), who may also render other services to the initial Servicer or to the Borrower, to deliver to the Notice Parties on or before April 30 of each year as of December 31 of the preceding fiscal year, beginning April 30, 2002, (1) a report addressed to the Board of Directors of Financial Pacific Company, to the effect that such firm has examined the consolidated financial statements of Financial Pacific Company, which financial statements include consolidating schedules related to the initial Servicer, and issued its report therefor and that such examination was made in accordance with generally accepted auditing standards (except as otherwise noted therein), and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) a report verifying the information, including the accuracy of the calculations, on the Servicer's Certificates delivered by the initial Servicer during the prior year and tying such information to the initial Servicer's books and records. The reports described in clauses (1) and (2) above shall also indicate that the firm is independent of the initial Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         (b) Unless otherwise consented to by the Lender: the initial Servicer shall cause a firm of nationally-recognized certified public accountants (which shall be one of the "Big 5" accounting firms), who may also render other services to the initial Servicer or to the Borrower, to deliver to the Notice Parties on or before April 30 and October 31 of each year, beginning April 30, 2002, a report addressed to the Lender, to the effect that such firm has performed a full operational review of the Servicer for the six calendar month period ending March 31 or September 30, as applicable, pursuant to a scope acceptable to the Lender, and issued its report therefor and that such review was made in accordance with generally accepted auditing standards (except as otherwise noted therein), and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances. The reports described in the immediately preceding sentence shall also indicate that the firm is independent of the initial Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         (c) In the event such independent public accountants require the Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.11, the Servicer shall direct the Collateral Agent in writing to so agree; it being understood and agreed that the Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 3.12. Servicer Expenses. The initial Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder including fees and disbursements of independent accountants (including but not limited to expenses associated with the reports delivered pursuant to Section
3.11 of this Agreement), the Collateral Agent and the Backup Servicer (to the extent that the fees of the Collateral Agent and Backup Servicer shall not be fully paid from distributions made pursuant to Section 3.03(b) of the Loan Agreement), taxes

                                       10                    Servicing Agreement
imposed on the Servicer, and expenses incurred in connection with distributions and reports made by the Servicer to the Notice Parties.

         Section 3.13. Treatment of Borrower. The Servicer shall identify the Borrower as "Lessor No. 5" in the records, software and reports of the Servicer in accordance with Section II.1 of the Lock-Box Agreement.

         Section 3.14. Access to Records, etc. (i) At any time and from time to time during regular business hours, and upon at least two (2) Business Days prior written notice (unless a Default or an Event of Default shall have occurred and be continuing, in which case no notice shall be required), the Servicer shall permit the Borrower, each Notice Party and/or their agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to Contracts, including, without limitation, related contracts and other agreements with respect to the Collateral and (B) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to Contracts or the Servicer's performance hereunder or under any other Loan Document with any of the officers or employees of such party having knowledge of such matters, and (ii) without limiting the provisions of clause (i) next above, from time to time on request of any Notice Party or the Borrower, permit certified public accountants or other auditors acceptable to such Notice Party or the Borrower to conduct a review of such party's books and records with respect to the Contracts and/or the related Collateral.

         Section 3.15. Data Report. On each Determination Date, the Servicer will transmit or deliver to the Notice Parties a data report in the form of magnetic tape or diskette or computer modem transmission, in a format reasonably acceptable to the Notice Parties, containing such information as the Notice Parties may reasonably require with respect to the Contracts as of the close of business on the last day of the preceding Collection Period, including without limitation the information necessary for preparation of the Servicer's Certificate (a "Data Report"). The Servicer shall also transmit to the Notice Parties a Data Report concurrently with the delivery of any Notice of Borrowing and Pledge, containing information with respect to any new Contracts to be added to the Collateral on or before the Funding Date and the Contracts included in the Collateral after giving effect to such Advance. The Backup Servicer shall verify that each Data Report is in a readable and usable form and covers all information necessary to service the Contracts, including, but not limited to, Aggregate Implicit Principal Balance of the Contracts, Available Funds, Delinquent Contracts, Defaulted Contracts, Recoveries, prepayments and bankruptcies. The Backup Servicer shall use each such monthly Data Report to confirm that the Servicer's Certificate delivered by the Servicer for the related Collection Period is correct with respect to the following information: beginning and ending Aggregate Implicit Balance of the Contracts; beginning and ending Total Outstanding Advances; the Implicit Principal Balance of Contracts that are 31-60, 61-90 and 91 or more days delinquent; the 31 to 60 Day Delinquency Ratio; the 61 to 90 Day Delinquency Ratio; the NPA Ratio; the sum of the Implicit Principal Balance of Defaulted Contracts for the related Collection Period; the Annualized Charge Off Ratio; the Borrowing Base; the Borrowing Base Deficiency, if any; and confirmation of concentrations by Customer, broker, type of Equipment, FinPac Custom Score and geographic territory as of the end of the related Collection Period. The Backup Servicer shall notify the Servicer and the Notice Parties of any material discrepancies in connection with such verification

                                       11                    Servicing Agreement
and confirmation on or before the third Business Day following the applicable Determination Date. The Backup Servicer shall provide, before the end of the related calendar month, written certification to the Notice Parties that the information confirmed pursuant to the second preceding sentence above appears complete and correct (except with respect to any discrepancies described above). In the event that the Backup Servicer reports any material discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the Business Day prior to the related Payment Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Payment Date, the Servicer shall cause a firm of nationally-recognized independent certified public accountants acceptable to the Lender, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the fifth calendar day of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

         Section 3.16. Employee Dishonesty Policy. The Servicer shall maintain such insurance policy as it has in place as of the Closing Date that insures against employee dishonesty, and such policy shall at all times provide coverage in an amount not less than $3,000,000.

         Section 3.17. Sub-Servicer. With the prior written consent of the Lender, the Servicer may appoint any of its Affiliates as sub-servicer with respect to all or part of the Collateral, provided that the Servicer shall remain responsible for the performance of the Servicer's duties hereunder and that following the occurrence of an Event of Default, such sub-servicing agreement shall, if the Lender so requests, be terminated. The Backup Servicer may sub-contract its duties hereunder in its role as Backup Servicer or if the Backup Servicer becomes successor Servicer.

         Section 3.18. Amendment to Guidelines. The initial Servicer may (x) make any change in the character of its business, (y) amend the Underwriting Guidelines and/or (z) amend the Collection Guidelines in accordance with, and only in accordance with, the following procedure:

                  (i) The initial Servicer shall deliver to the Lender written notice of any proposed change or amendment; provided that such notice shall meet the requirements set forth in clause (v) below;

                  (ii) the Lender shall have ten (10) Business Days following the date of its receipt of such written notice to reject such proposed change or amendment;

                  (iii) such proposed change or amendment shall not be effective prior to the expiration of the latest ten-Business-Day period specified in clause (ii) above;

                  (iv) such proposed change or amendment shall become effective at the expiration of the latest ten-Business-Day period specified in clause (ii) above unless the

                                       12                    Servicing Agreement

         Lender shall have delivered to the initial Servicer a written objection to such proposed change or amendment prior to the expiration of such ten-Business-Day period; and

                  (v)      in order for the written notice specified in clause
         (i) above to be valid, such notice must contain (A) a covenant to the effect that the change or amendment proposed in such notice will not result in any Material Adverse Effect and (B) a reference to this
         Section 3.18 and must contain the following statement in bold, uppercase type: "IF YOU WISH TO PREVENT THIS PROPOSED CHANGE OR AMENDMENT FROM BECOMING EFFECTIVE, YOU MUST DELIVER A WRITTEN OBJECTION TO THE AMENDMENT TO FINANCIAL PACIFIC LEASING, LLC WITHIN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE."

                                   ARTICLE IV

                              ACCOUNTS; COLLECTIONS

         Section 4.01. Accounts. The Collection Account, the Distribution Account and the Reserve Account shall be established pursuant to Section 12.01 of the Loan Agreement.

         Section 4.02. Collections. (a) The Servicer shall instruct the Customers to remit payments on the Contracts only by mail and only to a post office box that is under the control of a Lock-Box Bank pursuant to a Lock-Box Agreement, except as otherwise directed or required pursuant to Section 4.02(c).

         (b) The parties acknowledge that after the date hereof the Servicer may enter into arrangements with one or more banks or other financial institutions reasonably acceptable to the Lender (each a "Lock-Box Bank") for the receipt and processing by the Lock-Box Banks of payments on Contracts sent by Customers to post office boxes controlled by the Lock-Box Banks. The Servicer and the Borrower shall give the Notice Parties reasonable prior written notice of the effectiveness of any such arrangement, the names and addresses of the Lock-Box Banks and the account number of each account maintained by such Lock-Box Bank and into which Collections will be deposited (each a "Lock-Box Account"), and shall provide the Notice Parties with copies of any agreements relating to the Lock-Box Accounts (which agreements shall be in form and substance reasonably acceptable to the Lender) and such other information as they may reasonably request with respect to such arrangements. The Servicer shall execute and deliver and shall require each Lock-Box Bank to execute and deliver, before any Collections are deposited in any Lock-Box Account maintained by such Lock-Box Bank, an agreement among the Servicer, the Collateral Agent, the Lock-Box Bank and such other Persons as the Lender may require, in form and substance reasonably satisfactory to the Lender (each a "Lock-Box Agreement"), covering each such Lock-Box Account. Each Lock-Box Agreement shall include a provision that, upon and after notice by the Lender to the Lock-Box Bank to the effect that an Event of Default has occurred pursuant to the Loan Agreement, the Lock-Box Bank will not withdraw or transfer any funds from such Lock-Box Account unless and until, prior thereto or concurrently therewith, the Collateral Agent shall have identified the portion of the funds in such Lock-Box Account which constitute Collections and such portion shall have been transferred to the Collection Account. The Lender agrees to give such notice, if at all, only after the occurrence of an Event of Default. Within two Business Days after deposit of any funds in

                                       13                    Servicing Agreement
any Lock-Box Account, the Servicer will identify the funds that constitute Collections and instruct the Lock-Box Bank to transfer such collected funds into the Collection Account. The Lender hereby grants the Servicer authorization (which authorization may be revoked if an Event of Default has occurred) to direct the Lock-Box Bank to transfer any other funds that do not constitute Collections to such accounts or other persons as it may deem necessary.

         (c) Upon the occurrence and during the continuance of an Event of Default, the Lender may direct or require the Servicer to direct the Customers to make all payments on Contracts to an account designated by the Lender.

         Section 4.03. Application of Collections. All collections on a Contract for each Collection Period shall be applied by the Servicer as follows: first, to any Scheduled Payment, or portion thereof that is past due, second, to the Scheduled Payment then due, third, to taxes owed or advanced by Servicer with respect to such Contract, fourth, to insurance premiums owed or advanced by Servicer with respect to such Contract, fifth, to other administrative fees and similar charges, sixth, to any late charges related to such Contract, and seventh, any excess remaining thereafter shall be applied to prepay such Contract.

         Section 4.04. Servicer Advances. If the payments by or on behalf of the Customer on a Contract on the payment due date for such Contract in any Collection Period are less than the Scheduled Payment, then the Servicer shall advance four (4) Business Days prior to the Payment Date into the Distribution Account any shortfall (such amount a "Servicer Advance"), to the extent that the Servicer, in its sole discretion, shall determine that the Servicer Advance shall be recoverable from the Customer, the Release Price, Recoveries or any other proceeds of such Contract or the related Collateral. Each Servicer Advance with respect to a Contract shall increase Outstanding Servicer Advances. Outstanding Servicer Advances with respect to a Contract shall be reimbursed (a) first from, and may be retained by Servicer from, subsequent payments by or on behalf of the related Customer, Recoveries in respect of the related Contract, or payments of the Release Price of the related Contract and (b) second, pursuant to Section 3.03(b) of the Loan Agreement. In no event, including in the event that Backup Servicer should become successor Servicer, shall the Backup Servicer be required to make Servicer Advances. The ratios set forth in Section
8.01 of the Loan Agreement and the definition of Funding Termination Event set forth in Appendix A to the Loan Agreement shall be calculated without taking Servicer Advances into account.

         If the Servicer shall determine that an Outstanding Servicer Advance with respect to any Contract shall not be recoverable as aforesaid, the Servicer shall be reimbursed in accordance with Section 3.03 of the Loan Agreement from any collections made on unrelated Contracts included in the Collateral, and Outstanding Servicer Advances with respect to such Contract shall be reduced accordingly.

                                   ARTICLE V

                                TERMINATION; TERM

         Section 5.01. Termination of Servicer. If the Servicer is terminated in accordance with Section 9.01 of the Loan Agreement, resigns pursuant to Section
2.04 of this Agreement or the

                                                             Servicing Agreement

Servicer's term expires pursuant to Section 5.03 of this Agreement, then the Servicer shall be entitled to its pro rata share of the Servicing Fee for the number of days in the Collection Period prior to the effective date of its termination or resignation or the expiration of its term. On or after the receipt by the Servicer of a written notice of termination delivered pursuant to
Section 9.01 of the Loan Agreement, the resignation of the Servicer in accordance with Section 2.04 of this Agreement or the expiration of the Servicer's term pursuant to Section 5.03 of this Agreement, all authority and power of the Servicer under this Agreement and the other Loan Documents, whether with respect to the Contracts or otherwise, shall, without further action, pass to and be vested in (i) the Backup Servicer or (ii) such successor Servicer as may be appointed under Section 5.02; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer; and, without limitation, the Lender and the Collateral Agent, on behalf of the Secured Parties, are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, resignation or expiration, whether to complete the transfer and endorsement of the Contracts and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Lender and the Collateral Agent in effecting the termination, resignation or expiration of the responsibilities and rights of the predecessor Servicer under this Agreement and the other Loan Documents, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held or should have been held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Contract and the delivery to the successor Servicer of all files and records concerning the Contracts and a computer tape in readable form containing all information necessary to enable the successor Servicer to service the Contracts and the other property of the Borrower. To the extent not paid pursuant to clause second of Section 3.03(b) of the Loan Agreement, all reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the Required Documents to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 5.01 shall be paid by the predecessor Servicer upon demand. The predecessor Servicer shall grant the Notice Parties reasonable access to the predecessor Servicer's premises during normal business hours at the predecessor Servicer's expense. The successor Servicer shall direct the Customers to make all payments under the Contracts directly to the successor Servicer at the predecessor Servicer's expense (in which event the successor Servicer shall process such payments directly).

         Section 5.02. Appointment of Successor Servicer. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 9.01 of the Loan Agreement, the Servicer's resignation in accordance with Section 2.04 of this Agreement or the Servicer's term expires pursuant to Section 5.03 of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination or in the case of such expiration, until a successor Servicer acceptable to the Lender has assumed the obligations of the Servicer hereunder and, in the case of resignation, until the later of (x) the date that a successor Servicer acceptable to the Lender has assumed the obligations of the Servicer hereunder in accordance with the terms of this Agreement and (y) the date upon which the predecessor

                                       15                    Servicing Agreement

Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination or resignation of, or the expiration of the term of, the Servicer, Wells Fargo Bank Minnesota, National Association, as Backup Servicer, shall assume the obligations of Servicer hereunder on the date specified in such written notice (the "Assumption Date") pursuant to an assumption agreement in form and substance reasonably satisfactory to the Lender or, in the event that the Lender shall have determined that a Person other than the Backup Servicer shall be the successor Servicer, on the date of the execution of a written assumption agreement by such Person in form and substance reasonably satisfactory to the Lender. Notwithstanding the Backup Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of FinPac as Servicer under this Agreement arising on and after the Assumption Date, the Backup Servicer or any other successor to the Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the Assumption Date or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer pursuant to Sections 3.07 or 4.04 of this Agreement, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction (except for those of any Person to whom such successor Servicer delegates its duties pursuant to Section 3.17 of this Agreement), (v) no liability or obligation with respect to any indemnification obligations of any terminated Servicer pursuant to Section 2.02 of this Agreement and (vi) no liability to the extent that the information necessary for servicing the Contracts has not been provided to the successor Servicer by the terminated Servicer.

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities (except as set forth in the last sentence of paragraph (a) above), duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement.

         (c) The Lender may exercise at any time its right to appoint as Backup Servicer, or as successor Servicer, a Person other than the Person serving as Backup Servicer or Servicer, as applicable, at the time, and shall have no liability to the Collateral Agent, FinPac, the Borrower, the Person then serving as Servicer or Backup Servicer or any other Person if the Lender does so. Subject to Section 2.04, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 5.01 or resignation of the Servicer pursuant to Section 2.04 or expiration pursuant to Section 5.03.

         (d) Notwithstanding anything contained in this Agreement to the contrary, the successor Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Contracts (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and the successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the

                                       16                    Servicing Agreement
successor Servicer making or continuing any Errors (collectively, "Continued Errors"), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Lender use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The successor Servicer shall be entitled to recover its costs thereby expended in accordance with clause second of Section 3.03(b) of the Loan Agreement.

         Section 5.03. Servicer's Term. The managing, servicing and administering of, and making collections on, the Contracts shall be conducted by the Person so designated from time to time as Servicer in accordance with this Agreement. FinPac is hereby designated, and FinPac hereby covenants and agrees to act as, Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on March 31, 2002, which term shall be extendible by the Lender for successive quarterly terms ending on each successive June 30, September 30, December 31 and March 31 thereafter, until the Total Outstanding Advances, all accrued and unpaid interest thereon and all other Secured Obligations have been paid in full; provided, however, that upon the occurrence of an Event of Default, such term shall only be extendible by the Lender for successive monthly terms ending on the last day of such successive calendar month thereafter. Each notice of any such extension (each, a "Servicer Extension Notice") shall be delivered by the Lender to the Borrower, the Servicer, the Backup Servicer and the Collateral Agent; the Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term described above and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. The Servicer agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Servicer the Servicer shall not have received a Servicer Extension Notice from the Lender, the Servicer shall, within five (5) days thereafter, give written notice of such non-receipt to the Notice Parties, and the Servicer's term shall not be extended unless a Servicer Extension Notice is received by the Servicer on or before the last day of such term.

         Section 5.04. Back-up Servicer as Servicer. Upon the appointment of the Back-up Servicer as the Servicer pursuant to Section 5.01 of this Agreement, every instance of the term "Servicer" in this agreement and the other Loan Documents shall be deemed to mean the Back-up Servicer, unless the term "initial Servicer" is used (which shall continue to be deemed to mean FinPac).

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 6.01. Termination. (a) Except with respect to a particular party under Section 2.02 or Article V hereof, or this Article VI, the respective duties and obligations of the parties hereto created by this Agreement shall terminate upon the discharge of the Loan Agreement in accordance with its terms; and the respective duties and obligations of the Collateral Agent shall terminate with respect to the Collateral Agent in the event the Collateral

                                                             Servicing Agreement

Agent resigns or is replaced under Section 12 of the Custodial Agreement; provided, however, that no resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent shall become effective until the acceptance of appointment by the successor Collateral Agent under Section 12 of the Custodial Agreement. Upon the termination of this Agreement pursuant to this
Section 6.01(a), the Servicer shall pay all monies with respect to the Collateral held by the Servicer and to which the Servicer is not entitled to the Borrower or upon the Borrower's order.

         (b) This Agreement shall not be automatically terminated as a result of an Event of Default under the Loan Agreement or any action taken by the Collateral Agent thereafter with respect thereto.

         Section 6.02. Amendments. This Agreement may be amended or modified from time to time by the parties hereto, but only in accordance with
Section 14.04 of the Loan Agreement.

         Section 6.03. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         Section 6.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed, or by facsimile, in each case as follows: (a) if to the Borrower, to Financial Pacific Funding II, LLC, 3455 S. 344 Way, Suite 300, Federal Way, WA 98001, Attention: Erik Weedon, Facsimile No.: (253) 568-2222, Telephone No.: (253) 568-6140; (b) if to
the Collateral Agent, to Wells Fargo Bank Minnesota, National Association, Sixth and Marquette Avenue, MAC N9311-161 Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services -- Asset-Backed Administration, Facsimile No.: (617) 667-3539, Telephone No.: (612) 667-8058; (c) if to the Servicer, to Financial Pacific Leasing, LLC, 3455 S. 344 Way, Suite 300, Federal Way, WA 98001,
Attention: Erik Weedon, Facsimile No.: (253) 568-2222, Telephone No.: (253) 568-6140; (d) if to the Backup Servicer, to Wells Fargo Bank Minnesota, National Association, Sixth and Marquette Avenue, Minneapolis, MAC N9311-161, Minnesota 55479, Attention: Corporate Trust Services -- Asset-Backed Administration, Facsimile No.: (612) 667-3539, Telephone No.: (612) 667-8058; (e) if to the
Lender, to Westside Funding Corporation, c/o AMACAR Group, L.L.C., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Juliana Johnson, Facsimile No.: (704) 365-1362, Telephone No.: (704) 365-0569, with a copy to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Jennifer Tarozzi; Facsimile
No.: (212) 597-1432, Telephone No.: (212) 597-8534; and (f) if to the Hedge
Counterparty, to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Jennifer Tarozzi; Facsimile No.: (212) 597-1432, Telephone No.: (212) 597-8534. All notices and demands shall be deemed to have been given (i) at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, (ii) on the third day after the mailing thereof to such address or (iii) when transmitted by facsimile (evidenced by electronic receipt), as the case may be.

                                       18                    Servicing Agreement

         Section 6.05. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of this Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Lender, the Hedge Counterparty or the Collateral Agent. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

         Section 6.06. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as may be otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 6.07. Headings and Captions. The table of contents and article and section headings and captions in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 6.08. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

         Section 6.09. Security for the Loan. The Servicer and the Backup Servicer understand that the Borrower will pledge pursuant to the Loan Agreement to the Collateral Agent, for the benefit of the Lender and the Hedge Counterparty, all its right, title and interest to this Agreement. The Servicer and the Backup Servicer consent to such pledge and further agree that all representations, warranties, covenants and agreements of the Servicer and the Backup Servicer made herein shall also be for the benefit of and inure to the Lender, the Hedge Counterparty and the Collateral Agent and that the Lender, the Hedge Counterparty and the Collateral Agent shall be entitled to enforce directly against the Servicer and/or the Backup Servicer the provisions of this Agreement.

         Section 6.10. No Servicing Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 2.03 hereof, this Agreement may not be assigned by the Borrower, the Servicer or the Backup Servicer except in accordance with the express terms hereof without the prior written consent of the Lender.

         Section 6.11. Third-Party Beneficiaries. The Hedge Counterparty is an express third party beneficiary of this Agreement, and shall be entitled to enforce directly against the Servicer and/or the Backup Servicer the provisions of this Agreement.

         Section 6.12. SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         A. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO

                                       19                    Servicing Agreement

                  THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         B. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         C. AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 6.04 OF THIS AGREEMENT; AND

         D. AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         Section 6.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 6.14. No Proceedings. Each of the Servicer, the Borrower, the Backup Servicer and the Collateral Agent agrees not to institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency, liquidation or similar proceeding for one year and a day after the amounts owing under the Loan Agreement and all other credit agreements executed by the Lender have been paid in full.

         Section 6.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

                                       20                    Servicing Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                       FINANCIAL PACIFIC FUNDING II, LLC, as
                                          Buyer

                                       By: /s/ Dale A. Winter
                                          --------------------------------------
                                          Name: Dale A. Winter
                                          Title: President of Financial Pacific
                                          Leasing, LLC,
                                          Sole Member

                                                             Servicing Agreement

                                       FINANCIAL PACIFIC LEASING, LLC, as
                                          Servicer

                                       By: /s/ Dale A. Winter
                                          --------------------------------------
                                           Name: Dale A. Winter
                                           Title: President

                                                            Servicing Agreement

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Collateral Agent and
                                         as Backup Servicer

                                       By: /s/ Jennifer C. Davis
                                          --------------------------------------
                                           Name: Jennifer C. Davis
                                           Title: Assistant Vice President

                                                            Servicing Agreement

                                       WESTSIDE FUNDING CORPORATION,
                                          as Lender

                                       By: Westdeutsche Landesbank Girozentrale,
                                           New York Branch, as Administrator

                                       By: /s/ Jeffrey Kramer
                                          --------------------------------------
                                          Name: Jeffrey Kramer
                                          Title: Director

                                       By: /s/ Brian Statfeld
                                          --------------------------------------
                                          Name: Brian Statfeld
                                          Title: Director

                                                            Servicing Agreement